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CONSENT OF INDEPENDENT AUDITORS                                    EXHIBIT 23

Commercial BancShares, Inc.



                [LOGO OF HARMAN, THOMPSON, MALLORY & ICE, A.C.]
                     HARMAN, THOMPSON, MALLORY & ICE, A.C.
                         Ceritified Public Accountants



                        CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Commercial BancShares, Inc. and Subsidiaries
Parkersburg, West Virginia


      We consent to incorporation by reference of our report dated February 9, 1996, relating to the consolidated balance sheet of Commercial BancShares, Inc. and Subsidiaries as of December 31, 1995 and 1994 and the related consolidated statements of income, changes in shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1995 which appears in the Company's Form 10-K Registration Statement. Similarly, we also consent to reference to our firm in the Management's Discussion and Analysis associated with the financial information and statistical data for the above-mentioned periods presented as a part of the above referenced filing.


                                    /s/ Harman, Thompson, Mallory & Ice, A.C.
                                    Harman, Thompson, Mallory & Ice, A.C.
                                    Certified Public Accountants



Parkersburg, West Virginia
March 28, 1996



  Towne Square, P.O. Box 148, Parkersburg, West Virginia  26102  304/485-6584



                          [Auditors' Consent Letter]